Exhibit 99.1

Contacts:

Main Street Capital Corporation

Dwayne L. Hyzak, CEO, dhyzak@mainstcapital.com

Brent D. Smith, CFO, bsmith@mainstcapital.com

713-350-6000

Dennard Lascar Investor Relations

Ken Dennard / ken@dennardlascar.com

Zach Vaughan / zvaughan@dennardlascar.com

713-529-6600

Main Street Announces

Increase in Commitments Under its Credit Facility

Total Commitments Increased to $740 Million

HOUSTON – March 24, 2020 – Main Street Capital Corporation (NYSE: MAIN) (“Main Street”) is pleased to announce the expansion of total commitments under its revolving credit facility (the “Credit Facility”) from $705.0 million to $740.0 million. The $35.0 million increase in total commitments was the result of the addition of a new lender relationship, which further diversifies the Main Street lending group under the Credit Facility to a total of eighteen participants. The recent increase in total commitments was executed under the accordion feature of the Credit Facility which allows for an increase up to $800.0 million in total commitments under the facility from new and existing lenders on the same terms and conditions as the existing commitments. The recent increase in total commitments under the Credit Facility provides Main Street with access to additional financing capacity in support of its future investment and operational activities.

In commenting on this expansion of the total commitments under the Credit Facility, Dwayne L. Hyzak, Main Street’s Chief Executive Officer, stated, “We are very pleased that we were able to expand the commitments under our credit facility to provide access to additional capital while further diversifying our lending group. Our credit facility, and more importantly the long-term relationships with each lender in our lending group, are extremely important to us, and we deeply value and appreciate these relationships. The confidence that this new lender and the individuals on its relationship team have shown in Main Street is very much appreciated, particularly given the current events and circumstances over the last few weeks.”

ABOUT MAIN STREET CAPITAL CORPORATION

Main Street (www.mainstcapital.com) is a principal investment firm that primarily provides long-term debt and equity capital to lower middle market companies and debt capital to middle market companies. Main Street’s portfolio investments are typically made to support management buyouts, recapitalizations, growth financings, refinancings and acquisitions of companies that operate in diverse industry sectors.  Main Street seeks to partner with entrepreneurs, business owners and management teams and generally provides “one stop” financing alternatives within its lower middle market portfolio.  Main Street’s lower middle market companies generally have annual revenues between $10 million and $150 million.  Main Street’s middle market debt investments are made in businesses that are generally larger in size than its lower middle market portfolio companies.

FORWARD-LOOKING STATEMENTS

This press release may contain certain forward-looking statements, including but not limited to the availability of future financing capacity under the Credit Facility.  Any such statements other than statements of historical fact are likely to be affected by other unknowable future events and conditions, including elements of the future that are or are not under Main Street’s control, and that Main Street may or may not have considered; accordingly, such statements cannot be guarantees or assurances of any aspect of future performance or financial condition.  Actual performance, financial condition and results could vary materially from these estimates and projections of the future as a result of a number of factors, including those described from time to time in Main Street’s filings with the Securities and Exchange Commission.  Such statements speak only as of the time when made and are based on information available to Main Street as of the date hereof and are qualified in their entirety by this cautionary statement.  Main Street assumes no obligation to revise or update any such statement now or in the future.

Page | 2